EXHIBIT 23.1

                           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated May 4, 1998, accompanying the consolidated financial statements and schedules of Countrywide Credit Industries, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended February 28, 1998, which is incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"). We consent to the incorporation by reference in this Registration Statement of the aforementioned report.


GRANT THORNTON LLP

/s/ Grant Thornton LLP

Los Angeles, California
February 26, 1999